UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________
FORM 8-K
_____________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 19, 2015
____________________________________________________________

State or Other Jurisdiction of Incorporation	Exact Name of Registrant as specified in its Charter, Address of Principal Executive Offices, Zip Code and Telephone Number (Including Area Code)	Commission File Number	IRS Employer Identification No.
Delaware	Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000	001-37580	61-1767919
Delaware	Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000	001-36380	77-0493581

Not Applicable (Former name or former address, if changed since last report) ___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events
On November 19, 2015, Google Inc. (Google), a wholly owned subsidiary of Alphabet Inc. (Alphabet), announced that it had entered into an agreement to acquire bebop Technologies, Inc. (bebop), a Delaware corporation developing an enterprise application platform. The transaction is subject to customary closing conditions and is expected to close in 2015.
One of our directors, Diane B. Greene, is the CEO, a board member, and a stockholder of bebop. Immediately following the close of the bebop transaction, Diane will become a Senior Vice President of Google and will resign from our Audit Committee. We expect that our board of directors will appoint L. John Doerr to replace Diane on our Audit Committee. Immediately upon his appointment to the Audit Committee, John intends to resign from our Leadership Development and Compensation Committee. Diane will continue to serve on our board as a non-independent director.
Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of our board of directors and its respective committees and is currently looking to add another independent director to our board.
Google issued a blog post announcing the acquisition, the full text of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated under this Item 8.01 by reference.

Item 9.01.Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Google Blog Post

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.
GOOGLE INC.

Date: November 19, 2015	/s/ KENT WALKER
Kent Walker Assistant Secretary of Alphabet Inc. Senior Vice President and General Counsel of Google Inc.